                                                                    EXHIBIT 10.9

                               LICENSE AGREEMENT

     This License Agreement, effective as of January 20, 1996, among JAMES RIVER CORPORATION OF VIRGINIA and its wholly owned subsidiary, JAMES RIVER PAPER COMPANY, INC., both corporations of the Commonwealth of Virginia, hereinafter collectively referred to as "LICENSOR"; and WINCUP HOLDINGS, L.P., hereinafter referred to as "LICENSEE," a State of Delaware limited partnership comprised of WINCUP HOLDINGS, INC., a Delaware corporation, and JAMES RIVER PAPER COMPANY, INC. wherein WINCUP HOLDINGS, INC. is the general partner and JAMES RIVER PAPER COMPANY, INC. is a limited partner.

     WHEREAS, LICENSOR is the owner of all rights in certain United States trademarks, as more fully detailed herein in Section 1.1.

     WHEREAS, LICENSEE desires to use molds provided by LICENSOR, on which certain of LICENSOR'S trademarks are engraved, to manufacture plastic drinking cups and lids and to use corrugated boxes and related packaging material on which certain of LICENSOR'S trademarks are printed.

     WHEREAS, LICENSEE is currently manufacturing plastic drinking cups and lids and does not desire to interrupt its production of the plastic drinking cups and lids prior to commencing production using LICENSOR'S molds and, therefore will not be able to remove LICENSOR'S trademarks from each individual mold simultaneously with the commencement of production by LICENSEE.

     WHEREAS, LICENSEE desires to obtain from LICENSOR and LICENSOR desires to grant LICENSEE certain rights in respect of such United States trademarks.

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

                            ARTICLE 1 -- DEFINITIONS
                            ------------------------

     For the purpose hereof, the following terms shall have the meaning set forth hereinbelow:


1.1 The term "Trademark Rights" shall mean the following U.S. Trademark registrations owned by LICENSOR:

           A. The registration for JAMES RIVER in word format for plastic cups, lids, cartons and packaging containers under Registration No. 1,694,326; and

           B. The registration for JR in word and design format for plastic cups, lids, cartons and packaging containers under Registration No. 1,691,477; and

           C. The registration for DIXIE in word and/or design formats for plastic cups, lids, cartons and packaging containers under Registration Nos. 646,956; 1,112,247 and 120,264.

     1.2 The term "Licensed Plastic Drinking Cups and Lids" shall mean all plastic drinking cups and lids including expanded polystyrene foam drinking cups manufactured by LICENSEE using LICENSOR'S molds on which appear any of LICENSOR'S Trademark Rights.

     1.3 The term "Licensed Corrugated Boxes and Packaging Material" shall mean all corrugated boxes and packaging material provided by LICENSOR and used by LICENSEE on which appear any of LICENSOR'S Trademark Rights.

             ARTICLE II -- LICENSE GRANTS AND BUSINESS ARRANGEMENT
             -----------------------------------------------------


2.1 Subject to the terms and conditions of this License Agreement, LICENSEE is hereby granted by LICENSOR the non-exclusive, non-transferable and royalty free, license, privilege and permission to use Trademark Rights in the United States in connection with each individual mold supplied by LICENSOR (i) until LICENSEE permanently takes the molds out of service, or (ii) until the expiration of the license grant for each of the trademarks comprising Trademark Rights set forth in Paragraph 4.1, whichever comes first.

     2.2 Subject to the terms and conditions of this License Agreement, LICENSEE shall have the royalty-free, non-exclusive, non-transferable right to use each individual mold provided by LICENSOR to manufacture Licensed Plastic Drinking Cups and Lids in the United States and to sell the Licensed Plastic Drinking Cups and Lids.

     2.3 Subject to the terms and conditions of this License Agreement, at no cost to LICENSEE, LICENSEE shall have the non-exclusive, non-transferable right to use the supply existing on the date hereof of the Licensed Corrugated Boxes and Packaging Material to package Licensed Plastic Drinking Cups and Lids. This license to use packaging materials shall terminate upon the exhaustion of the supply of the Licensed Corrugated Boxes and Packaging Material existing on the date hereof.

     2.4 Notwithstanding anything to the contrary in Section 2.3, subject to the terms and conditions of this License Agreement and Section 9 of the Sales Agent Agreement between

LICENSOR and LICENSEE (the "Sales Agent Agreement"), LICENSEE shall have the non-exclusive, non-transferable right to use Licensed Corrugated Boxes and Packaging Material to package Licensed Plastic Drinking Cups and Lids manufactured by LICENSEE and distributed by LICENSOR to Walmart Corporation's wholly owned warehouse club division designated "Sam's Club." This License shall terminate upon termination of the Sales Agent Agreement between LICENSOR and LICENSEE.

     2.5  In consideration of the non-exclusive license granted under Paragraphs
2.1 and 2.2 above, LICENSEE agrees to remove the trademarks included in Trademark Rights from the molds used in the manufacture of Licensed Plastic Drinking Cups and Lids (i) at the first opportunity when said mold is permanently taken out of service, or (ii) at the termination of the license relating to a specific mark as set forth in Paragraph 4.1, whichever comes first.

     2.6 In consideration of LICENSOR'S grants in Paragraphs 2.1 and 2.2 hereof, LICENSEE shall not use Trademark Rights on or in connection with Plastic Drinking Cups and Lids not comparable in quality to plastic drinking cups and lids manufactured by LICENSOR as of the effective date of this Agreement and identified by LICENSOR'S Trademark Rights.

     2.7 In the event LICENSOR has concerns about LICENSEE'S compliance with the quality requirements in Paragraph 2.6 above, LICENSOR shall give LICENSEE written notice of its concerns and LICENSEE shall have thirty (30) days to address those concerns. If thereafter, in LICENSOR'S reasonable judgment, the Licensed Plastic Drinking Cups and Lids produced by LICENSEE still do not meet the above stated quality standards, at LICENSOR'S written request, LICENSEE shall stop immediately production of such Licensed Plastic Drinking Cups and Lids, destroy existing inferior quality stock of Licensed Plastic Drinking Cups and Lids, and remove LICENSOR'S Trademark Rights from the relevant molds prior to resuming production. Upon completion of the removal of the trademarks included in Trademark Rights from the molds, the licenses granted pursuant to Paragraphs 2.1 and 2.2 hereof shall terminate.

                 ARTICLE III --  REPRESENTATIONS AND WARRANTIES
                 ----------------------------------------------


3.1 LICENSOR represents and warrants that it is the owner of Trademark Rights and has the right to grant the non-exclusive license to LICENSEE to use the Trademark Rights in connection with the manufacture and sale of Licensed Plastic Drinking Cups and Lids and to use the Licensed Corrugated Boxes and Packaging Material. LICENSOR MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE SUBJECT MATTER OF THIS LICENSE AGREEMENT.

     3.2 LICENSOR makes no warranty with respect to the validity of any of Trademark Rights. LICENSEE agrees that LICENSOR shall not be liable for any loss or damage resulting from any claim that LICENSEE'S or its customer's use of the Trademark Rights infringe any trademark or other property rights of any third party, and LICENSEE agrees to defend and hold harmless LICENSOR therefrom. LICENSEE acknowledges that the trademarks which are the subject of the Trademark Rights are not registered, and/or have not previously been used, in every country throughout the world; the license granted in Article II extends only to U.S. trademark registrations and common law rights.

     3.3 Except for breaches of Section 3.1 hereof, LICENSOR, its affiliates, and their respective officers, agents, servants or employees, shall not be liable for any loss, damage, injury or other casualty of whatsoever kind, or by whomsoever caused (irrespective of negligence or fault, whether sole, concurrent, active, passive, comparative, strict, contractual or vicarious of LICENSOR, except for gross negligence or willful misconduct of LICENSOR, to the person or property of anyone, including LICENSEE or any of its customers, arising out of or resulting from LICENSEE's or its customer's manufacture, use or sale of Licensed Plastic Drinking Cups and Lids; LICENSEE agrees for itself, its customers, its successors and assigns, to indemnify and hold harmless LICENSOR, its affiliates, and their respective officers, agents, servants and employees, from and against all claims, counterclaims, demands, liabilities, suits, actions, losses, costs and expenses (including all reasonable expenses and attorney's fees incurred or imposed on LICENSOR, its affiliates, and their respective officers, agents, servants or employees, in connection therewith) for such loss, damage, injury or other casualty, except where such loss, damage, injury or other casualty is a result of LICENSOR'S breach of the warranty set forth in Section 3.1 or of LICENSOR'S gross negligence or willful misconduct.

                           ARTICLE IV -- TERMINATION
                           -------------------------


4.1 This License Agreement shall terminate when the last of the licenses granted pursuant to Paragraphs 2.1;2.2;2.3 and 2.4 has terminated; provided, however, that (i) the license with respect to the trademark DIXIE shall terminate upon the termination of the License Agreement or six (6) months after the date hereof, whichever occurs first, except with respect to Sam's Club, which shall terminate when the Sales Agent Agreement is terminated; and (ii) that the license with respect to JR and JAMES RIVER shall terminate upon termination of this License Agreement or twelve (12) months after the date hereof, whichever occurs first, except with respect to Sam's Club, which shall terminate when the Sales Agent Agreement is terminated.

     4.2 After termination of this License Agreement, or termination of the trademark license with respect to a particular mark included within Trademark Rights, LICENSEE shall have no rights with respect to such trademark.

     4.3 After termination of the License Agreement, LICENSEE shall have no rights hereunder or in the Trademark Rights.

                             ARTICLE V -- ADDRESSES
                             ----------------------

     Unless otherwise specified in writing, the mailing addresses of the parties hereto are as follows:

     LICENSOR:  James River Corporation of Virginia and
                     James River Paper Company, Inc.
                1915 Marathon Avenue
                P.O. Box 899
                Neenah, WI  54957-0899
                Fax 414-729-8166
                Attention: Robert S. Alexander, Chief Patent Counsel

     LICENSEE:  WinCup Holdings, L.P.
                735 Chesterbrook Boulevard
                Wayne, PA  19087-5638
                Attention:  Michael T. Kennedy, Chairman

     Notices hereunder shall be deemed to have been duly given and served five
(5) days after the mailing thereof by Registered or Certified Mail, postpaid, to the party entitled thereto at its above address, or at such other address as it may from time to time designate in writing to the other party.

                          ARTICLE VI -- MISCELLANEOUS
                          ---------------------------


6.1 The making, execution and delivery of this License Agreement by LICENSOR and LICENSEE have been induced by no representations, statements, warranties or agreements other than those expressed herein. This License Agreement and the Sales Agent Agreement embody the entire understanding of the parties with respect to the subject matter hereof and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof.

     6.2 Waiver of a breach of this License Agreement or the failure of LICENSOR to exercise any right under this License Agreement shall in no event constitute a waiver as to any future breach, whether similar or dissimilar in nature, or as to the exercise of any future right under this License Agreement.

     6.3 This License Agreement may be amended or modified only by an instrument signed by the duly authorized representative of each of the respective parties hereto and expressly stating that it is the intent of that document to amend or modify the terms hereof.

     6.4 LICENSEE shall not, without the prior written consent of LICENSOR, assign, transfer or sublicense its rights or obligations hereunder to a third party; provided, however, LICENSEE may assign its rights hereunder to a successor to substantially the whole of its business and assets relating to the subject matter of this License Agreement who agrees to be bound by the terms hereof.

     6.5 The titles of each Article in this License Agreement are for the convenience of the parties and are not intended to modify the terms and conditions contained herein.

     6.6 If any provision of this License Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this License Agreement and application of such provision to other persons or circumstances shall be interpreted so as not to invalidate the remaining provisions of this License Agreement and so as best to reasonably effect the intent of the parties.

     6.7 Nothing contained in this License Agreement shall be construed to grant LICENSEE any rights or licenses other than those expressly stated therein.

     6.8 This License Agreement shall be construed and the legal relations between the parties determined in accordance with the laws of the State of Delaware, excluding any choice of law rules which may direct the application of the laws of any other jurisdiction.

     IN WITNESS WHEREOF, the parties hereto have caused this License Agreement to be duly executed in their respective corporate names by their duly authorized representatives as of the date and year first written above.

JAMES RIVER CORPORATION OF                     WINCUP HOLDINGS, L.P.,
VIRGINIA                                 By:   Wincup Holdings, Inc.,
                                               its General Partner



By:  [SIGNATURE APPEARS HERE]            By:  [SIGNATURE APPEARS HERE]
     -------------------------                -------------------------
Title:                                   Title:
       -----------------------                  -----------------------
Date:                                    Date:
       -----------------------                  -----------------------



JAMES RIVER PAPER COMPANY, INC.



By:  [SIGNATURE APPEARS HERE]
     -------------------------
Title:
       -----------------------
Date:
       -----------------------

                  LICENSE EXTENSION AND MODIFICATION AGREEMENT

     This LICENSE EXTENSION AND MODIFICATION AGREEMENT ("Agreement") is made as of December 5, 1996 by and between WINCUP HOLDINGS, L.P., a Delaware limited partnership (the "Partnership"), JAMES RIVER PAPER COMPANY, INC., a Virginia corporation ("JR") and JAMES RIVER CORPORATION OF VIRGINIA ("James River").


                                   BACKGROUND
                                   ----------

     a. The Partnership, WinCup Holdings, Inc. ("WinCup"), Radnor Holdings Corporation ("Radnor") and JR intend to enter into a Partnership Interest Purchase Agreement ("Purchase Agreement") pursuant to which Radnor shall purchase the entire limited partnership interest of JR in the Partnership, as such interest is described in the Limited Partnership Agreement between WinCup and JR, dated as of January 20, 1996.

     b. JR and James River (collectively, the "Licensor") and the Partnership are parties to that certain License Agreement, dated as of January 20, 1996 (the "License Agreement"), which such agreement permits the Partnership to use certain of JR's trademark rights, molds and packaging materials for the production and distribution of plastic drinking cups and lids.

     c. The Partnership and JR are parties to that certain Sales Agent Agreement dated as of January 20, 1996, (the "Sales Agent Agreement"), as amended by that certain Sales Agent Extension and Modification Agreement made by and between the Partnership and JR, dated the date hereof.

     d. The Partnership and Licensor have determined that it would be in each of their best interests to enter into a modification of the License Agreement in order to extend the term of the License Agreement.

     e. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the License Agreement.

     NOW THEREFORE, in consideration of the agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     i.         Extension Period. Pursuant and subject to the terms and
                ----------------
           conditions of the License Agreement, the Partnership and Licensor agree to enter into an extension of the License Agreement.

           (1) Section 4.1 of the License Agreement is deleted in its entirety and is replaced with:

     "a. This License Agreement shall be effective for a term commencing on the date of closing of the purchase transaction as set forth in the Purchase Agreement (the "Closing") and ending on January 20, 2002 (the "Termination Date"), as to the licenses granted in Sections 2.1 and 2.2 hereof, provided that WinCup may not use the DIXIE trademark described in Section 1.1(c) except in connection with the production of Licensed Plastic Drinking Cups and Lids and the use of Licensed Corrugated Boxes and Packaging Materials for Sam's Club. The right to use the DIXIE trademark in connection with Sam's Club shall expire on the date the Sales Agent Agreement expires.

     "b. The license granted under Section 2.3 hereof shall expire upon exhaustion of the supply of Licensed Corrugated Boxes and Packaging Material in existence as of the date of the Closing, except in connection with Sam's Club which shall terminate as set forth in
           Section 2.4.

      "c. The license granted under Section 2.4 hereof shall expire upon the expiration of the Sales Agent Agreement."

      ii.  Licenses Granted.
           ----------------

      a. Section 2.1(ii) is deleted in its entirety and is replaced with "(ii) until the Termination Date hereof, which ever occurs first."

      b. Section 2.5(ii) is deleted in its entirety and is replaced with "(ii) upon the Termination Date hereof, whichever occurs first."

      c. The last sentence of Section 2.7 is deleted in its entirety and is replaced with "Upon completion of the removal of the trademarks included in Trademark Rights from the molds, the licenses granted pursuant to Sections 2.1 and 2.2 hereof shall terminate on the Termination Date hereof."

      iii.        Licensed Corrugated Boxes and Packaging Material.
                  ------------------------------------------------

          (1) Section 1.3 is hereby deleted in its entirety and is replaced with:



                                                License Extension Agreement - 2

             "1.3 The term "Licensed Corrugated Boxes and Packaging Material" shall mean all corrugated boxes and packaging material used by Licensee on which appear any of LICENSOR's Trademark Rights."

      iv.          Assignment of License Agreement. The Partnership shall have
                   -------------------------------
             the right to assign the License Agreement to any Affiliate of the Partnership without the consent of James River; provided that such assignee assumes all of the Partnership's rights, obligations and liabilities in connection with the License Agreement and this Agreement in writing and the Partnership shall remain primarily obligated for the performance by such assignee of all of its rights, obligations and liabilities under the License Agreement and this Agreement. For purposes of this Paragraph 4, "Affiliate" shall mean any person, corporation, partnership, association, joint stock company, trust or unincorporated organization which directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Partnership.

      v.           Effect of Modification. Except as hereby expressly extended,
                   ----------------------
             amended and modified, all of the terms, conditions, provisions and covenants of the License Agreement shall continue in full force and effect.

      vi.          Successors and Assigns. This Agreement shall bind and enure
                   ----------------------
             to the benefit of the parties to the License Agreement and their respective successors and assigns.

      vii.         Governing Law. This Agreement shall be construed and the
                   -------------
             legal relations between the paries determined in accordance with the laws of the State of Delaware, excluding any choice of law rules which may direct the application of the laws of any other jurisdiction.

      viii.        Counterparts. This Agreement may be executed in as many
                   ------------
             counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all of which such counterparts shall constitute but one and the same instrument.


                                                License Extension Agreement - 3

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year first above written.


                                     JAMES RIVER PAPER COMPANY,
                                     INC.

                                     By:   [SIGNATURE APPEARS HERE]
                                          ------------------------------
                                          Name:
                                          Title:


                                     JAMES RIVER CORPORATION OF
                                     VIRGINIA

                                     By:   [SIGNATURE APPEARS HERE]
                                          ------------------------------
                                          Name:
                                          Title:


                                     WINCUP HOLDINGS, L.P.

                                     By:  WinCup Holdings, Inc., its general
                                          partner


                                          By:   [SIGNATURE APPEARS HERE]
                                               -------------------------
                                               Name:
                                               Title:

                                                License Extension Agreement - 4